EXHIBIT 99.2

BANKINTER S.A.:

CREDIT LINES:

BANKINTER CREDIT LINE 327:

Interest rate:                      Variable & Average EURIBOR over three months
                                    + 2.50%.
Term:                               No expiry date but renewable every year.
Use & application of loan:          Revenue earning equipment - cars.
Outstanding amount at 09/30/2012:   $257.119
Quarterly payments:                 $2.824
Date of agreement:                  11/18/2009
Initial amount:                     $257.119

BANKINTER CREDIT LINE 114:

Interest rate:                      Average EURIBOR over three months + 2.50%.
Term:                               Yearly renewable.
Use & application of loan:          Revenue earning equipment - cars.
Outstanding amount at 09/30/2012:   $257.119
Quarterly payments:                 $2.846
Date of agreement:                  08/04/2009
Initial amount:                     $321.399

BANKINTER LEASING CONTRACTS:

LEASING CONTRACT - 900017:

Interest rate:                      3.34%. Variable
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $787
Date of agreement:                  08/27/2009

LEASING CONTRACT - 900024:

Interest rate:                      2.76% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $528
Date of agreement:                  09/14/2009

LEASING CONTRACT - 900031:

Interest rate:                      2.69% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $23
Date of agreement:                  11/24/2009

LEASING CONTRACT - 000026:

Interest rate:                      2.71% - Variable.
Term:                               60 months
Use & application of loan:          Purchase of trackers
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Monthly payments:                   $23
Date of agreement:                  01/15/2015

LEASING CONTRACT - 000033:

Interest rate:                      2.72% - Variable.
Term:                               60 months.
Use & application of loan:          Purchase of trackers
Monthly payments:                   $122
Date of agreement:                  03/31/2010

LEASING CONTRACT - 000047:

Interest rate:                      3.16% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $2,204
Date of agreement:                  06/09/2010

LEASING CONTRACT - 000054:

Interest rate:                      2.72% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $250
Date of agreement:                  12/30/2010

LEASING CONTRACT- 100056:

Interest rate:                      6.51% - Variable.
Term:                               36 months
Use & application of loan:          Purchase of car lift
Monthly payments:                   $103
Date of agreement:                  01/03/2012

LEASING CONTRACT - 200016:

Interest rate:                      6.33% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $225
Date of agreement:                  01/20/2012

LEASING CONTRACT - 200044:

Interest rate:                      4.89% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $1,539
Date of agreement:                  03/22/2012

LEASING CONTRACT - 200051:

Interest rate:                      6.33% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $174
Date of agreement:                  04/04/2012
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LEASING CONTRACT - 200065:

Interest rate:                      5.73% - Variable.
Term:                               36 months
Use:                                Purchase of mechanic tools
Monthly payments:                   $53
Date of agreement:                  06/20/2012

LEASING CONTRACT - 200072:

Interest rate:                      6.33% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $133
Date of agreement:                  09/25/2012

LEASING CONTRACT - 200086:

Interest rate:                      6.33% - Variable.
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $73
Date of agreement:                  10/30/2012

BANCO POPULAR ESPANOL S.A.:

BANCO POPULAR CREDIT LINE:

Interest rate:                      3.00% - Variable.
Term:                               12 months renewable
Use & application of loan:          Revenue earning equipment - cars.
Outstanding amount at 09/30/2012:   $57,739
Monthly payments:                   $470 (variable)
Date of agreement:                  07/14/2.010
Initial amount:                     $38.568; increased one year later to $57,852

BANCO POPULAR SECURED LOAN:

Interest rate:                      4,997% - Fixed
Term:                               60 months
Use:                                Partial cancellation of Bankinter credit
                                    line identified with number 114
Outstanding amount at 09/30/2012:   $50,106
Monthly payments:                   $1,628
Date of agreement:                  06/02/2010
Initial amount:                     $70,707

BANCO POPULAR LEASINGS CONTRACTS:

There are 37 Banco Popular leasing contracts in total, of which the following contracts are all subject to the same terms and conditions:- 1402;- 1321;- 1317;- 1310; -1311;- 1318;- 1312;- 1319;- 1313;- 1320;- 1322;- 1306;- 1323;-
1324;-  1332;-  1309;-  1328;-  1308,- 1315;- 1325;- 1305;- 1316;- 1329;- 1330;-
1327;- 1333;- 1334;- 1335;- 1331 and - 1403:
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Interest rate:                      4.243% -  Fixed interest
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $6,255
Date of agreement:                  06/02/2010

Those Banco Popular Leasing contracts identified as: - 7665, 7663, 7664, 7668, and 7669 - are all subject to the following terms and conditions:

Interest rate:                      6.62% - Fixed
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $1,530
Date of agreement:                  12/29/2011

The terms and conditions of Banco Popular Leasing contract - 7666 are as follows:

Interest rate:                      6.33% - Fixed
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $349
Date of agreement:                  12/29/2011

The terms and conditions of Banco Popular Leasing contract - 1073 are as follows:

Interest rate:                      6.257% - Fixed
Term:                               60 months
Use & application of loan:          Revenue earning equipment - cars.
Monthly payments:                   $348
Date of agreement:                  03/15/2012